EX-99.B.8.28

                                Second Amendment
                                       to
                          Fund Participation Agreement


                                   WITNESSETH:


       WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Janus Capital Corporation (the "Adviser") and Janus Aspen Series (the "Fund") have entered into a Fund Participation Agreement dated December 8, 1997 and amended on October 12, 1998; and

       WHEREAS, ALIAC, the Adviser and the Fund desire to include ALIAC's Variable Life Separate Account C to Schedule A;

       NOW, THEREFORE, in consideration of the premises and mutual covenants and promises contained herein, the parties agree:

              1. That Schedule A is hereby amended to include ALIAC's Variable Life Separate Account C.

              2. The Agreement, as modified by this Amendment, is ratified and confirmed.


       IN WITNESS WHEREOF, the undersigned have executed this Second Amendment by their duly authorized officers as of the 1st day of December, 1999.



AETNA LIFE INSURANCE AND ANNUITY COMPANY        JANUS ASPEN SERIES


By     /s/  Laurie M. LeBlanc                   By     /s/  Bonnie M. Howe
       ----------------------                          ------------------------
Name   Laurie M. LeBlanc                        Name   Bonnie M. Howe
Title  Vice President                           Title  Assistant Vice President


JANUS CAPITAL CORPORATION


By     /s/  Bonnie M. Howe
       ------------------------
Name   Bonnie M. Howe
Title  Assistant Vice President



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                                   SCHEDULE A
                        (Amended as of December 1, 1999)

    Aetna Life Insurance and Annuity Company Variable Life Separate Account C